EXHIBIT 32.1

Section 1350 Certification

In connection with the Annual Report of FISION Corporation, a Delaware corporation (the “Company”), on Form 10-K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission (the “Report”), I, Michael Brown, Chief Executive Officer of the Company and I, Daniel Dorsey, Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that :

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

April 5, 2019	By:	/s/ Michael Brown
Michael Brown
Chief Executive Officer, Principal executive officer

April 5, 2019		/s/ Daniel Dorsey
Daniel Dorsey
Chief Financial Officer, Principal financial and accounting officer